As filed with the Securities and Exchange Commission on March 8, 2005
                                                    Registration No. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               -------------------

                          INTERNATIONAL GAME TECHNOLOGY
             (Exact Name of Registrant as Specified in its Charter)
                               -------------------

            Nevada                                        88-0173041
(State or Other Jurisdiction of                        (I.R.S. Employer
Incorporation or Organization)                        Identification No.)

                             9295 Prototype Drive
                              Reno, Nevada 89521
          (Address, Including Zip Code, of Principal Executive Offices)
                               -------------------

                         INTERNATIONAL GAME TECHNOLOGY
                           EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)
                               -------------------

                                 David D. Johnson, Esq.
              Executive Vice President, General Counsel and Secretary
                          International Game Technology
                                 9295 Prototype Drive
                                  Reno, Nevada 89521
                                   (775) 448-7777
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                              of Agent for Service)

                                    Copy to:
                               J. Jay Herron, Esq.
                              O'Melveny & Myers LLP
                             114 Pacifica, Suite 100
                          Irvine, California 92618-3315
                               -------------------

                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
                                Proposed Proposed
                                    maximum      maximum
Title of           Amount           offering     aggregate         Amount of
securities         to be            price        offering          registration
to be              registered       per unit     price             fee
registered
-------------------------------------------------------------------------------
Common Stock,
$0.00015625 par   3,000,000(1)      $30.21(2)    $90,630,000(2)    $10,668(2)
value per share   shares
-------------------------------------------------------------------------------

(1) This Registration Statement covers, in addition to the number of shares of International Game Technology, a Nevada corporation (the "Company" or the "Registrant"), common stock, par value $0.00015625 per share (the "Common Stock"), stated above, options and other rights to purchase or acquire the shares of Common Stock covered by this Registration Statement and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the International Game Technology Employee Stock Purchase Plan, as amended (the "Plan") as a result of one or more adjustments under the Plan to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

(2) Pursuant to Securities Act Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on March 4, 2005, as quoted on the New York Stock Exchange.

     The Exhibit Index for this Registration Statement is at page 9.

                                     PART I

                          INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS

     The document(s)  containing the information specified in Part I of Form S-8
will  be  sent  or  given  to   participants  as  specified  by  Securities  Act
Rule 428(b)(1).

                                    PART II
                          INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

     The following documents of the Company filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

     (a) The Company's Registration Statement on Form S-8, filed with the Commission on February 25, 1988 (Commission File No. 33-20308);

     (b) The Company's Annual Report on Form 10-K for its fiscal year ended September 30, 2004, filed with the Commission on December 10, 2004 (Commission File No. 001-10684);

     (c) The Company's Quarterly Report on Form 10-Q for its fiscal quarter ended December 31, 2004, filed with the Commission on February 9, 2005 (Commission File No. 001-10684);

     (d) The Company's Current Reports on Form 8-K, filed with the Commission on March 4, 2005, February 7, 2005 and November 23, 2004 (Commission File No. 001-10684); and

     (e) The description of the Company's Common Stock contained in its Registration Statement on Form S-3 filed with the Commission on February 16, 1994 (Commission File No. 033-52289), and any other amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.


Item 4. Description of Securities

     Not applicable.

Item 5. Interests of Named Experts and Counsel

     The validity of the issuance of Common Stock registered hereby is passed on for the Company by David D. Johnson. Mr. Johnson is the Executive Vice President, General Counsel and Secretary of the Company and is compensated by the Company as an employee. Mr. Johnson owns 4,300 shares of Common Stock and Company stock options to acquire up to an additional 445,000 shares of Common Stock. Mr. Johnson is eligible to participate in the Plan.


Item 6. Indemnification of Directors and Officers

     Subsection 1 of Section 78.7502 of the Nevada General Corporation Law (the "Nevada Law") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he is not liable pursuant to Section 78.138 of the Nevada Law or if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 78.128 of the Nevada Law provides that, with certain exceptions, a director or officer is not individually liable to the corporation or its stockholders for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that
(i) his act or failure to act constituted a breach of his fiduciary duties as a director or officer, and (ii) his breach of those duties involved intentional misconduct, fraud or a knowing violation of the law.

     Subsection 2 of Section 78.7502 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which such action or suit was brought determines that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     Section 78.7502 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (1) and (2), or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Section 78.751 of the Nevada Law provides that the indemnification provided for by Section 78.7502 shall not be deemed exclusive or exclude any other rights to which the indemnified party may be entitled and that the scope of indemnification shall continue as to directors, officers, employees or agents who have ceased to hold such positions, and to their heirs, executors and administrators. Section 78.752 of the Nevada Law empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 78.7502.

     Section 4.10 of the Bylaws of the Company provides for indemnification of its officers and directors, substantially identical in scope to that permitted under the above Sections of the Nevada Law. The Bylaws provide, pursuant to Subsection 2 of Section 78.751, that the expenses of officers and directors incurred in defending any action, suit or proceeding, whether civil or criminal, must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon delivery, if required by Nevada law, of an undertaking by or on behalf of the director or officer to repay all amounts so advanced if it is ultimately determined by a court of competent jurisdiction that the officer or director is not entitled to be indemnified by the corporation. The Company also enters into indemnification agreements consistent with Nevada law with certain of its directors and officers.


Item 7. Exemption from Registration Claimed

     Not applicable.


Item 8. Exhibits

     See the attached Exhibit Index at page 9, which is incorporated herein by reference.

Item 9. Undertakings

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reno, State of Nevada, on March 8, 2005.


                                INTERNATIONAL  GAME TECHNOLOGY


                                By: /s/ Maureen T. Mullarkey
                                    Maureen T. Mullarkey
                                    Executive Vice President, Chief Financial
                                    Officer and Treasurer


                               POWER OF ATTORNEY

     Each person whose signature  appears below  constitutes and appoints Thomas
J. Matthews and Maureen T. Mullarkey, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                           Title                        Date

/s/ Thomas J. Matthews       Chairman of the Board,           March 8, 2005
Thomas J. Matthews           President, Chief Executive
                             Officer and Chief Operating
                             Officer
                             (Principal Executive Officer)

/s/ Maureen T. Mullarkey     Executive Vice President,        March 8, 2005
Maureen T. Mullarkey         Chief Financial Officer and
                             Treasurer
                             (Principal Financial and
                             Accounting Officer)

/s/ Neil Barsky              Director                         March 8, 2005
Neil Barsky


/s/ Robert A. Bittman        Director                         March 8, 2005
Robert A. Bittman


/s/ Richard R. Burt          Director                         March 8, 2005
Richard R. Burt


/s/ Leslie S. Heisz          Director                         March 8, 2005
Leslie S. Heisz


/s/ Robert A. Mathewson      Director                         March 8, 2005
Robert A. Mathewson


/s/ Robert Miller            Director                         March 8, 2005
Robert Miller


/s/ Frederick B. Rentschler  Director                         March 8, 2005
Frederick B. Rentschler

                                 EXHIBIT INDEX

Exhibit
Number               Description of Exhibit

 4. International Game Technology Employee Stock Purchase Plan. (Filed as Exhibit A to the Company's Proxy Statement filed with the Commission pursuant to Section 14(a) of the Exchange Act on January 14, 2004 (Commission File No. 001-10684) and incorporated herein by this reference.)

 5.       Opinion of Company Counsel (opinion re legality).

 23.1 Consent of Deloitte & Touche LLP (consent of independent registered public accounting firm).

 23.2     Consent of Counsel (included in Exhibit 5).

 24. Power of Attorney (included in this Registration Statement under "Signatures").